Kirkpatrick & Lockhart LLP                            Miami Center
                                                      201 South Biscayne Blvd.
                                                      Miami, Florida  33131-2399
                                                      305.539.3300
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August ___, 2000

Genetic Vectors, Inc.
5201 N.W. 77th Avenue, Suite 100
Miami, Florida 33166

RE:   GENETIC VECTORS, INC. (THE "CORPORATION")
      REGISTRATION STATEMENT ON FORM SB-2 (THE "REGISTRATION STATEMENT")
                                                ----------------------

Gentlemen:

We have acted as counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the proposed public offering of up to 1,610,000 shares of the Corporation's Common Stock, par value $0.01 per share (the "COMMON STOCK"), including the over-allotment option referenced therein.

We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Corporation to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,

KIRKPATRICK & LOCKHART LLP